UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	83-2538002
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park,TX	78613
(Address of principal executive offices)	(Zip Code)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	NYSE Texas, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

EXPLANATORY NOTE
This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Hyliion Holdings Corp. (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.0001 per share (the “Common Stock”), with the NYSE Texas, Inc. under the trading symbol “HYLN.” The Common Stock is currently listed on the NYSE American LLC under the symbol “HYLN.”
Item 1.    Description of Registrant’s Securities to Be Registered.
The description of the Common Stock, of the Company, as may be amended from time to time, contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-38823), filed with the Securities and Exchange Commission on February 25, 2026, is incorporated herein by reference.
The Company expects the listing and trading of the Common Stock on NYSE Texas, Inc. to commence on September 22, 2026 under the trading symbol “HYLN.”
Item 2.    Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Hyliion Holdings Corp. are registered on NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HYLIION HOLDINGS CORP.

		By:	/s/ Thomas Healy
Date:	September 21, 2026		Thomas Healy
Chief Executive Officer